UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 28, 2025

(Date of earliest event reported)

THE EASTERN COMPANY
(Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2025, The Eastern Company (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto, and Citizens Bank, N.A., as the administrative agent (in such capacity, the “Agent”), as an LC issuer, and as the swing line lender, and a related Pledge and Security Agreement (the “Security Agreement”).

The Credit Agreement provides for the extension of credit to the Company in the form of revolving loans, swing line loans and letters of credit, at any time and from time to time during the term of the Credit Agreement. The Credit Agreement provides the Company with a $100 million five-year senior secured revolving credit facility. Under the revolving credit facility, up to $5 million is available for letters of credit and up to $5 million is available for swing line loans. The Company can elect to increase the revolving commitment under the Credit Agreement by up to $75 million, provided that one or more lending institutions (whether or not existing lenders under the Credit Agreement) voluntarily agree to provide the additional commitment.

Revolving loans under the Credit Agreement bear interest, at the election of the Company, at (a) term SOFR for a tenor equivalent to the applicable interest period, subject to a 0% floor, plus an applicable margin varying from 1.375% to 2.125% based on the Company’s Senior Net Leverage Ratio (as defined in the Credit Agreement) from time to time (such loans being referred to as “SOFR Loans”), (b) an alternate base rate equal to the greatest of (i) the prime rate, (ii) the federal funds rate plus 0.50% per annum, and (iii) the daily term SOFR for a one-month interest period (“Daily SOFR”) plus 1.00%, in each case subject to a 0% floor, plus an applicable margin varying from 0.375% to 1.125% based on the Company’s Senior Net Leverage Ratio (such loans being referred to as “ABR Loans”), or (C) Daily SOFR, subject to a 0% floor, plus an applicable margin varying from 1.375% to 2.125% based on the Company’s Senior Net Leverage Ratio (such loans being referred to as “Daily SOFR Loans”). Swing line loans under the Credit Agreement bear interest at the alternate base rate plus the margin applicable to ABR Loans, as described above. Currently, the Company’s margin is 1.375% for SOFR Loans. Interest on SOFR Loans is payable on the last day of each interest period, and if the interest period is longer than three months, on each successive three-month anniversary of the commencement of the interest period. Interest on ABR Loans and Daily SOFR Loans is payable quarterly in arrears on the last business day of each of March, June, September and December.

Amounts outstanding under the Credit Agreement are generally due and payable on the expiration date of the Credit Agreement (October 28, 2030) or the earlier termination of the revolving commitments thereunder. The Company can elect to prepay some or all the outstanding balance from time to time without penalty.

A commitment fee is payable on the unused portion of the revolving credit facility varying from 0.200% to 0.275% based on the Company’s Senior Net Leverage Ratio from time to time. Currently, the commitment fee is 0.200%.

The Credit Agreement requires the Company to comply with various covenants, including among other things, financial covenants to maintain the following:

•	A Senior Net Leverage Ratio not to exceed 3.50 to 1.00, subject to a temporary step-up to 4.00 to 1 upon consummation of a material acquisition; and
•	An interest coverage ratio not less than 3.00 to 1.00.

The Credit Agreement allows the Company to, among other things, make distributions to shareholders, repurchase its stock, incur other debt or liens, or acquire or dispose of assets provided the Company complies with certain requirements and limitations of the Credit Agreement.

The Company’s obligations under the Credit Agreement are guaranteed by the Company’s subsidiaries Velvac Holdings, Inc., Velvac, Incorporated, Big 3 Precision Products, Inc., Big 3 Precision Mold Services, Inc. and Eastern Engineered Systems, Inc. (the “Subsidiary Guarantors”). The Security Agreement provides for a pledge of, and a lien on, substantially all assets of the Company and the Subsidiary Guarantors.

On October 28, 2025, the Company borrowed approximately $36 million under the Credit Agreement and used such funds to repay the approximately $64 million balance outstanding under the Company’s prior credit facility and expenses associated with the new Credit Agreement. See Item 1.02 below for more information regarding the termination of the Company’s prior credit facility.

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The Credit Agreement and the Security Agreement (collectively, the “Agreements”) are provided to give investors information regarding their respective terms, not to give investors factual information about the Company or any other parties thereto. In addition, the representations, warranties, and covenants contained in the Agreements were made only for purposes of the Agreements and as of specific dates, were solely for the benefit of the parties to the Agreements and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Agreements. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreements and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

The foregoing description of the Credit Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Security Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On October 28, 2025, the Company used the proceeds upon the closing of the Credit Agreement to repay all outstanding obligations, totaling $36 million, and terminate all outstanding commitments under that certain credit agreement, dated as of June 16, 2023 (as amended, amended and restated, supplemented and otherwise modified, the “Prior Credit Agreement”), among the Company, the lenders from time to time party thereto, TD Bank, N.A., as the administrative agent, as an LC issuer, and as the swing line lender. The Prior Credit Agreement included a $60 million term portion and a $50 million revolving commitment portion. The Company maintained a variety of relationships with several of the lenders that were parties to the Prior Credit Agreement, including comprehensive banking services that involved most of the Company’s treasury receipt and disbursement operations, foreign currency borrowing arrangements, letter of credit and foreign exchange needs.

The term loan portion of the Prior Credit Agreement required quarterly principal payments of (i) $750,000 beginning on September 30, 2023 through June 30, 2025, (ii) $1,125,000 beginning on September 30, 2025 through June 30, 2027, and (iii) $1,500,000 beginning on September 30, 2027 through March 31, 2028, with the balance of the term loan payable on the maturity date of June 16, 2028.  The revolving commitment portion of the Prior Credit Agreement had an annual commitment fee of 0.25% based on the unused portion of the revolver. The Company did not have any borrowings outstanding under the revolving commitment portion of the Prior Credit Agreement immediately prior to termination of the Prior Credit Agreement.

The interest rates on the term loan portion of the Prior Credit Agreement varied based on term SOFR plus an adjustment of 10.00 basis points, plus an applicable margin of 1.875% to 2.625%, depending on the Company’s senior net leverage ratio. Borrowings under the revolving portion of the Prior Credit Agreement were subject to interest at a variable rate based on, at the Company’s election, a base rate plus an applicable margin of 0.875% to 1.625% or term SOFR, plus an adjustment of 10.00 basis points, plus an applicable margin of 1.875% to 2.625%, with such margins determined based on the Company’s senior net leverage ratio.  The Company’s loan covenants under the Prior Credit Agreement required the Company to maintain a senior net leverage ratio not to exceed 3.50 to 1.00 and a fixed charge coverage ratio not less than 1.25 to 1.00. The Company did not incur any early termination penalties in connection with the termination of the Prior Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

10.1*

Credit Agreement, dated as of October 28, 2025, among the Company as borrower, the lenders from time to time party thereto, and Citizens Bank, N.A., as the administrative agent, as an LC issuer, and as the swing line lender.

10.2*

Pledge and Security Agreement, dated as of October 28, 2025, among The Eastern Company as borrower, the guarantors party thereto, the lenders from time to time party thereto and Citizens Bank, N.A, as the administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and exhibits to the SEC or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: November 3, 2025	By:	/s/Nicholas Vlahos
Nicholas Vlahos Chief Financial Officer

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